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                                                                   Exhibit 10.36




                              INDEMNIFICATION AGREEMENT


          This INDEMNIFICATION AGREEMENT is made as of __________ __, 1997 between Scriptgen Pharmaceuticals, Inc., a Delaware corporation ("Scriptgen"), and _______________________ (collectively with such person's heirs, executors, administrators and other personal representatives, the "Indemnitee"), an officer or director of Scriptgen.

          WHEREAS, the Board of Directors has concluded that Scriptgen's officers, directors, employees and agents should be provided with reasonable and appropriate protection against inordinate risks in order to insure that the most capable persons will be attracted to such positions; and, therefore, has determined to contractually obligate itself to indemnify in a reasonable and adequate manner its officers and directors, and to assume for itself liability for expenses and damages in connection with claims lodged against such persons as a result of their service to Scriptgen;

          WHEREAS, applicable law empowers corporations to indemnify a person who serves as a director, officer, employee or agent of a corporation or a person who serves at the request of a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

          WHEREAS, the parties believe it appropriate to memorialize and reaffirm Scriptgen's indemnification obligations to Indemnitee and, in addition, to set forth the agreements contained herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

          1. INDEMNIFICATION. Indemnitee shall be indemnified and held harmless by Scriptgen against any judgments, penalties, fines, amounts paid in settlement and Expenses (as hereinafter defined) incurred in connection with any actual or threatened Proceeding (as hereinafter defined) to the fullest extent permitted by Scriptgen's Certificate of Incorporation (the "Certificate"), by-laws ("By-Laws") and the General Corporation Law of the State of Delaware ("Delaware Law") as in effect on the date hereof and to such greater extent as Delaware Law may hereafter from time to time permit. In addition, Scriptgen agrees to advance to Indemnitee Expenses incurred in connection with the foregoing. "Proceeding" includes, without limitation, any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or contemplated proceeding, whether civil, criminal, administrative or investigative, whether by a third party, by



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or in the right of Scriptgen or by Indemnitee to enforce any rights under this
Agreement or otherwise against Scriptgen or its affiliates.

          2. INTERIM EXPENSES. Expenses (including attorneys' fees) incurred by Indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which Indemnitee may be entitled to indemnification hereunder shall be paid by Scriptgen in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Scriptgen hereunder. "Expenses" means all attorneys' fees and expenses, retainers, court costs, transcript costs, duplicating costs, fees of experts, fees of witnesses, travel expenses, printing and binding costs, telephone charges, postage and delivery fees, service fees, all other costs and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding, and per diem payments to Indemnitee in an amount equal to the last annual salary payable under any employment agreement between the Company and Indemnitee divided by 365 for each day spent by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

          3. EXCEPTIONS TO INDEMNIFICATIONS. Notwithstanding the foregoing, no indemnity pursuant to Sections 1 or 2 shall be paid by Scriptgen:

               (a) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Scriptgen pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (b) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

               (c) on account of Indemnitee's conduct which is finally adjudged to have constituted a breach of Indemnitee's duty of loyalty to Scriptgen or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

               (d) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreements;


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               (e)  if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

               (f) in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against Scriptgen or its directors, officers, employees or other indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of Scriptgen, (iii) such indemnification is provided by Scriptgen, in its sole discretion, pursuant to the powers vested in Scriptgen under applicable law, or (iv) the proceeding is initiated pursuant to
Section 4 hereof.

          4.   FAILURE TO INDEMNIFY. (a)       If a claim under this Agreement,
under any statute, or under any provision of the Certificate or By-Laws providing for indemnification, is not paid in full by Scriptgen within 45 days after a written request for payment thereof has first been received by Scriptgen, Indemnitee may, but need not, at any time thereafter bring an action against Scriptgen to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for Indemnitee's reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action shall also be indemnified by Scriptgen.

               (b) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for Scriptgen to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on Scriptgen and Indemnitee shall be entitled to receive interim payments of Interim Expenses pursuant to Paragraph 2 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

          5.   CERTAIN AGREEMENTS OF INDEMNITEE.

          (i) Indemnitee agrees to do all things reasonably requested by the Board of Directors of Scriptgen to enable Scriptgen to coordinate Indemnitee's defense with, if applicable, Scriptgen's defense, provided, however, that Indemnitee shall not be required to take any action that would in any way prejudice his or her defense or waive any defense or position available to him or her in connection with any action;

          (ii) Indemnitee agrees to do all things reasonably requested by the Board of Directors of Scriptgen to subrogate to Scriptgen any rights of recovery


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(including rights to insurance or indemnification from persons other than
Scriptgen) which Indemnitee may have with respect to any action;

          (iii) Indemnitee agrees to be represented in any action by a law firm mutually acceptable to Scriptgen and Indemnitee; and

          (iv) Indemnitee agrees to cooperate with Scriptgen and its counsel and maintain any confidences revealed to him or her by Scriptgen in connection with Scriptgen's defense of any action. Scriptgen agrees to cooperate with Indemnitee and his or her counsel and maintain any confidences revealed to it by Indemnitee in connection with Indemnitee's defense of any action.

          6. SUCCESSORS. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

          7. CONTRACT RIGHTS NOT EXCLUSIVE. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Certificate or By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

          8. INDEMNITEE'S OBLIGATIONS. Indemnitee shall advise Scriptgen in writing of the institution of any investigation, claim, action, suit, or proceeding which is or may be subject to this Agreement and generally keep Scriptgen informed of, and consult with Scriptgen with respect to, the status of any such investigation, claim action, suit or proceeding.

          9. SEVERABILITY. Should any provision or paragraph of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions, paragraphs and clauses of this Agreement shall remain fully enforceable and binding on the parties.

          10. CHOICE OF LAW. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

          11. CONTINUATION OF INDEMNIFICATION. The indemnification under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director, officer, employee and/or agent of Scriptgen and shall inure to the benefit of the heirs and personal representatives of Indemnitee. Scriptgen acknowledges that, in providing services to Scriptgen, Indemnitee is relying on this Agreement. Accordingly, Scriptgen agrees that its obligations hereunder will survive (i) any actual


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or purported termination of this Agreement by Scriptgen or its successors or assigns whether by operation of law or otherwise, (ii) any change in Scriptgen's certificate of incorporation or by-laws and (iii) termination of the Indemnitee's services to Scriptgen (whether such services were terminated by Scriptgen or the Indemnitee), whether or not a claim is made or an action or Proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the certificate of incorporation or by-laws or termination of Indemnitee's services.























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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.





_____________________________________________




SCRIPTGEN PHARMACEUTICALS, INC.




By:__________________________________________















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